Exhibit 23.1

Consent of Independent Certified Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements, as amended, of Avatech Solutions, Inc. of our report dated August 31, 2006 relating to our audit of the consolidated balance sheets of Sterling Systems & Consulting, Inc. and Affiliates as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders’ and members’ equity, and cash flows for each of the years then ended, included in this Amended Report on Form 8-K/A:

Registration Statements on Form S-1:

Registration No. 333-134862

Registration No. 333-135231

Registration No. 333-131720

Registration Statements on Form S-3:

Registration No. 333-50426

Registration Statements on Form S-8:

Registration No. 333-14429

Registration No. 333-56079

Registration No. 333-59569

Registration No. 333-85939

Registration No. 333-107017

Registration No. 333-108354

Registration No. 333-117195

Registration No. 333-131721

/s/ Wright Griffin Davis and Co., PLLC

Ann Arbor, Michigan

September 26, 2006